Exhibit 99.2

MAY 2022

2 Disclosures Disclaimers and Other Important Information This presentation (this “Presentation”) is provided by Chicken Soup for the Soul Entertainment, Inc . (“CSSE”) for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a proposed business combination (“Business Combination”) between CSSE and Redbox Entertainmen Inc . (“Redbox”) and related transactions and for no other purpose . By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below . No representations or warranties, express or implied, are given in, or in respect of, this Presentation . This Presentation is subject to updating, completion, revision, verification and further amendment . None of CSSE, Redbox or their respective affiliates has authorized anyone to provide interested parties with additional or different information . No securities regulatory authority has expressed an opinion about the transactions or securities discussed in this Presentation and it is an offense to claim otherwise . The information herein has been prepared by CSSE and it reflects only its views, objectives, evaluations, and expectations relating to the proposed Business Combination . To the fullest extent permitted by law, in no circumstances will CSSE or Redbox, nor any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents (including the internal economic models), its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with CSSE, Redbox or their respective representatives, as investment, legal or tax advice . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of CSSE, Redbox, or the proposed Business Combination . Recipients of this Presentation should each make their own evaluation of CSSE, Redbox and the proposed Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof . Forward - Looking Information This Presentation contains “forward - looking statements” within the meaning of the federal securities laws . Forward - looking statements address a variety of subjects, including, for example, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined organization’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction . Statements that are not historical facts, including statements about CSSE’s beliefs, plans and expectations, are forward - looking statements . Such statements are based on CSSE’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward - looking statements . Forward - looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” "will," “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words . The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward - looking statements : the uncertainty as to the extent of the duration, scope and impacts of the COVID - 19 pandemic ; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending ; unavailability of raw materials, services, supplies or manufacturing capacity ; changes in geographic scope or product or customer mix ; changes in export classifications, import and export regulations or duties and tariffs ; changes in CSSE’s or Redbox’s estimates of their expected tax rate based on current tax law ; CSSEs ability to successfully integrate Redbox’s businesses and technologies ; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all ; adverse results in litigation matters, including the potential for litigation related to the proposed transaction ; the risk that CSSE or Redbox will be unable to retain and hire key personnel ; the risk associated with CSSE’s and Redbox’s ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment ; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated ; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction ; uncertainty as to the long - term value of CSSE’s common stock ; and the diversion of management time on transaction - related matters . These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S - 4 and proxy statement/information statement/prospectus that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction . While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S - 4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties . For additional information about other factors that could cause actual results to differ materially from those described in the forward - looking statements, please refer to CSSE’s and Redbox’s respective periodic reports and other filings with the SEC, including the risk factors contained in CSSE’s and Redbox’s most recent Quarterly Reports on Form 10 - Q and Annual Reports on Form 10 - K . Forward - looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof . Except as required by law, CSSE does not undertake or assumes any obligation to update any forward - looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise . Financial Information The financial and operating forecasts and projections contained in this Presentation were prepared by or on behalf of CSSE and represent certain estimates as of the date thereof . CSSE’s independent public accountants have not examined, reviewed or compiled the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto . These projections should not be relied upon as being indicative of future results . Furthermore, none of CSSE or its management team can give any assurance that the forecasts or projections contained herein accurately represents CSSE’s or the combined company’s future operations or financial condition . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Accordingly, there can be no assurance that the prospective results are indicative of the future performance of CSSE or the combined company or that actual results will not differ materially from those presented in these materials . Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results . Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results . Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved . The financial information and data contained this Presentation is unaudited and does not conform to Regulation S - X promulgated by the SEC . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement, information statement or other report or document to be filed or furnished by CSSE or Redbox or any other report or document to be filed by the either company or the combined company following completion of the proposed Business Combination, with the SEC . Any “pro forma” or “as adjusted” financial data included in this Presentation has not been prepared in accordance with Article 11 of Regulation S - X of the SEC, is presented for informational purposes only and may differ materially from the Regulation S - X compliant pro forma financial statements of Rumble to be included any filings with the SEC .

3 Disclosures Continued Industry and Market Data This Presentation has been prepared by CSSE and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . Although CSSE believes that these third - party sources are reliable as of their respective dates, neither CSSE nor any of its affiliates has independently verified the accuracy or completeness of this information and cannot assure you of the data’s accuracy or completeness . Some data is also based on good faith estimates, which are derived from both internal sources and the third - party source . None of CSSE or its affiliates, or their respective directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accuracy of such information . Trademarks and Intellectual Property All trademarks, service marks, and trade names of CSSE or Redbox or their respective affiliates used herein are trademarks, service marks, or registered trade names of CSSE or Redbox, respectively, as applicable or otherwise noted . Any other service, product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with CSSE or Redbox, or an endorsement or sponsorship by or of CSSE or Redbox . Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that CSSE or Redbox or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names . No Offer or Solicitation This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U . S . Securities Act of 1933 , as amended . Additional Information and Where to Find It In connection with the proposed transaction, CSSE intends to file with the SEC a registration statement on Form S - 4 that will include a proxy statement of Redbox and that also constitutes a prospectus and Information Statement of CSSE . Each of CSSE and Redbox may also file other relevant documents with the SEC regarding the proposed transaction . This document is not a substitute for the proxy statement/Information Statement/prospectus or registration statement or any other document that CSSE or Redbox may file with the SEC . The definitive proxy statement/Information Statement/prospectus (if and when available) will be mailed to stockholders of CSSE and Redbox . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/Information Statement/prospectus (if and when available) and other documents containing important information about CSSE, Redbox and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http : //www . sec . gov . Copies of the documents filed with the SEC by CSSE will be available free of charge on CSSE’s website at https : // ir . cssentertainment . com / or by contacting CSSE’s Investor Relations Department by email at csse@ellipsisir . com or by phone at 646 - 776 - 0886 . Copies of the documents filed with the SEC by Redbox will be available free of charge on Redbox’s website at https : // investors . Redbox . com / or by contacting Zaia Lawandow at zaia . lawandow@Redbox . com . Certain Information Regarding Participants in the Solicitation CSSE, Redbox and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction . Information about the directors and executive officers of CSSE, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in CSSE’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 30 , 2021 , and CSSE’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 , which was filed with the SEC on March 31 , 2022 and amended on April 29 , 2022 , and on its website at https : // ir . cssentertainment . com / . Information about executive officers of Redbox, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Redbox’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on October 15 , 2021 , and Redbox’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 , which was filed with the SEC on April 15 , 2022 , and on its website at https : // investors . Redbox . com / . Information about the directors of Redbox and other participants in the proxy solicitations, , will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available . Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions . You may obtain free copies of these documents from CSSE or Redbox using the sources indicated above .

4 Today’s Speakers William J. Rouhana, Jr. Chief Executive Officer Chicken Soup for the Soul Entertainment Chris Mitchell Chief Financial Officer Chicken Soup for the Soul Entertainment Galen Smith Chief Executive Officer Redbox Entertainment

5 Chicken Soup for the Soul Entertainment (“CSSE”) to Combine with Redbox Entertainment (“RDBX”) Creates platform with scale, content, production and distribution A leading independent, integrated direct - to - consumer media platform delivering premium entertainment for value conscious consumers

6 Combination Rationale - Creating streaming industry’s premier independent AVOD Complementary pairing of integrated AVOD streaming services and massive content library with a leading entertainment brand with historically strong cash flows and a large digital growth opportunity Transformative deal at the inflection point for ad - supported streaming – with growing consumer and advertiser demand Transaction structure that provides flexibility with significant synergies enabling shareholders to participate in compelling value creation Chicken Soup for the Soul Entertainment investments in platform, content, ad sales force to accelerate Redbox transformation from legacy to a digital driven business

7

Transaction Terms Summary

Consideration	• Chicken Soup for the Soul Entertainment to acquire 100% of Redbox Entertainment ("RDBX") • All stock transaction issuing 4.6M shares of Chicken Soup for the Soul Entertainment Class A common stock to Redbox • Chicken Soup for the Soul Entertainment assuming ~$321M of Redbox debt[(1)]
Pro Forma Ownership	• Chicken Soup for the Soul Entertainment shareholders will own ~76.5% • Redbox shareholders to own ~23.5%[(2)] in aggregate • Lender HPS to receive warrants equal to 4.5% of the pro forma company[(3)]
New Debt Facilities	• Redbox existing credit facility, except for the subordinated loan, to roll into a new term loan facility • Up to $80M of additional working capital available via a new revolving credit facility • New term loan and new revolving credit facility mature in 5 years and 2.5 years following closing, respectively • PIK interest option for 18 months
Approval and Closing	• Both company's majority shareholders have approved terms • Closing expected in 2H 2022 subject to regulatory approvals and customary closing conditions

(1) Represents RDBX debt outstanding as of March 31, 2022, comprised of ~$314M of credit facility debt (excluding subordinated loan) and ~$7M of other debt
(2) Apollo to receive Class A shares in exchange for its subordinated loan.
(3) Impact of HPS 4.50% to result in dilution to impact CSSE, RDBX, Apollo ownership on a pro rata basis.

Chicken Soup for the Soul Entertainment

8 Chicken Soup for the Soul Entertainment: An Integrated Media Company Focused on AVOD Opportunity 40m+ Monthly Active Viewers CRACKLE PLUS AVOD Streaming Services Massive Consumer Distribution Original Content + Large Library + Production Capability Highly Sought - after Demographic Top 3 AVOD streaming service with >40M monthly active viewers in Crackle Plus streaming service group 70+ consumer touchpoints across devices, platforms & smart TVs A leading film and television AVOD library with 14.5k movies and 24k episodes of television Differentiated content and production capabilities

9 Redbox: Established Leader & Brand in the Entertainment Ecosystem Legacy DVD business expected to grow next 12 - 24 months as first - run films return to theaters Digital transformation to drive long term revenue growth Theatrical Release PVOD / EST Physical Disc Rental / Purchase AVOD / FAST / TVOD 40M+ Total Loyalty Members $2 Or less per Night of Rental 90% Americans within 5 - minutes of Kiosk New Films Not available on Netflix (1) (1) Movies released at Redbox are typically available 80 to 120 days prior to Netflix release. Most titles are released on other str eaming services instead of Netflix.

10 Industry Backdrop TOTAL UNIVERSE 120M TV HOUSEHOLDS (U.S.) CORD “CONVERTERS” 1 THE FALSE PROMISE OF vMVPDS 2 Once promising consumers skinny bundles at an affordable price, this is no longer the case 52% of cord cutters don’t miss anything about Cable/Satellite 52% of cord cutters don’t miss anything about c able / satellite (1) THE PROLIFERATION OF SVODS 3 SVOD subscribers’ greatest frustrations (2) : “It’s all becoming too expensive” “Toggling between services” “Not being able to find content” SUBSCRIPTION FATIGUE 4 TV Today - A Fragmented, Expensive, and Confusing Experience for the Consumer (1) eMarketer, April 2019 (2) Forbes, October 2019

11 Attractive Market Characteristics: • US connected TV advertising increased 57% from 2020 to 2021 and expected to increase another 39% in 2022 • Consumers will always value quality content that is freely accessible • Streaming services offer flexibility in programming schedules and ad formats including integrations, presentations and technology enhanced ads $22 B $56 B $0 $10 $20 $30 $40 $50 $60 2018 2024 Global AVOD Total Available Market Global AVOD Revenue ($BN) (1) Multichannel News: Global AVOD Revenue to Reach $56 Billion by 2024 (2019); (2) IAB Study, 2021 (1) Large AVOD Market Opportunity High cost of multiple subscriptions, combined with disruption of ad - supported broadcast and cable network model, will drive more consumers and advertisers to AVOD platforms (2)

12 Accelerating Our Scale with Redbox Accelerates scale - up, combined reach with attractive audience Physical (38k kiosks) and on - demand access to value conscious consumer Integrated platform – better positioned for large AVOD growth opportunity More high quality O&E content that is evergreen and captures diverse demos Significant synergies and long - term profitability Well - known brand, 40M+ loyalty member program with scaled marketing & reach Strong / growing consumer - friendly TVOD and PVOD platforms Multiple distribution channels including physical and digital Deep entertainment relationships and originals experience Top AVOD streaming group with >40M MAUs Large and differentiated content library, production assets, original and exclusive content Fully developed ad sales capability & strong ad rep partnerships Developed and proven tech platform with extensive digital capabilities Combination

13 • Cross - selling and marketing across combined company customer bases • Increased revenue opportunity from incremental Screen Media Ventures titles in Redbox Kiosks • Greater TVOD transactions, increased AVOD engagement and watch time from combined customer base Revenue Synergies Compelling Synergies Opportunity to cross sell, utilize content libraries and rationalize costs • Significant cost savings from combined content libraries & new content acquisition • License and product cost savings from use of CSSE catalog at Redbox kiosks • G&A savings in marketing, kiosk optimization, combined technology platform, public company costs Cost Synergies Significant 5 - Year Annual Run - Rate Revenue Potential Immediately actionable Cost synergies $41M In 2023E net Synergies

14 Exiting 2022E Pro Forma Run Rate Including Synergies Adj. EBITDA (2) Revenue $100 - $150M $500M+ (1) The projections disclosed relating to the Pro Forma Run Rate Synergies are based on Chicken Soup for the Soul Entertainment’s calculations. These do not reflect Redbox’s calculations. (2) EBITDA not burdened by content amortization. Inclusive of net synergies. (1)

15 Combination Rationale - Creating streaming industry’s premier independent AVOD Complementary pairing of integrated AVOD streaming services and massive content library with a leading entertainment brand with historically strong cash flows and a large digital growth opportunity Transformative deal at the inflection point for ad - supported streaming – with growing consumer and advertiser demand Transaction structure that provides flexibility with significant synergies enabling shareholders to participate in compelling value creation Chicken Soup for the Soul Entertainment investments in platform, content, ad sales force to accelerate Redbox transformation from legacy to a digital driven business

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